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                                                                   EXHIBIT 10.14


   DECREE OF OCTOBER 22, 1997 AUTHORISING THE ESTABLISHMENT AND OPERATING OF
             TELECOMMUNICATIONS NETWORKS OPEN TO THE PUBLIC : ALT 7


The Secretary of State for Industry,

Having regard to the Code of Post and Telecommunications and notably article L.33-1;

Having regard to the law number 78-17 of January 6, 1978 on computers, files and civil liberties;

Having regard to the law 78-23 of January 10, 1978 as modified on the protection and information of consumers on products and services;

Having regard to the law of finance number 86-1317 of December 30, 1986 for 1987 as modified;

Having regard to the law number 90-1170 of December 29, 1990 as modified on the regulation of telecommunications and notably its article 28;

Having regard to the law number 91-646 of July 10, 1991 on the secret of correspondence using telecommunications;

Having regard to the law number 96-659 of July 26, 1996 on the regulations of telecommunications, and notably its article 22;

Having regard to the ordinance number 58-1371 of December 29, 1958 on the protection of installations of vital importance;

Having regard to ordinance number 59-147 of January 7, 1959 on the general organisation of defence;

Having regard to ordinance number 86-1243 of December 1, 1986 as modified relating to the liberty of prices and competition;

Having regard to decree number 65-28 of January 13, 1965 relating to the organisation of civil defence;

Having regard to decree number 81-514 of May 12, 1981 which covers the protection of secrets and information relating to national defence and state security;

Having regard to decree number 83-321 of April 20, 1983 relating to the powers of the state officers in non-military defence matters;

Having regard to decree number 93-119 of January 28, 1993 relating to the appointment of qualified agents for the realisation of the material operations necessary for the setting up of interception of correspondence issued by means of telecommunications authorised under law number 91-646 of July 10, 1991;

Having regard to decree of February 3, 1993 as modified relating to the fees for the use of radioelectric frequencies and management due by holders of authorisations delivered in implementation of articles L.33-1 and L.33-2 of the Code of Post and Telecommunications;

Having regard to decree number 93-1036 of September 2, 1993 relating to the organisation of telecommunications in defence matters;

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Having regard to decree number 95-523 of May 3, 1995 relating to the tasks of delegates and correspondents in defence zones;

Having regard to decree number 96-1224 of December 27, 1996 relating to the fees due for the costs of management of the national numbering plan and control of its use;

Having regard to decree number 97-188 of March 3, 1997 on interconnection as provided for by article L.34-8 of the Code of Post and Telecommunications;

Having regard to decree number 97-475 of May 13, 1997 relating to the financing of universal services taken in application of article L.35-3 of the Code of Post and Telecommunications;

Having regard to decree of December 27, 1996 setting the value of the coefficient for the tax base for fees for the cost of management of numbering;

Having regard to the request made by Hermes Europe Railtel on November 15, 1996 and completed by its letters of January 16, March 11 and April 23, 1997;

Having regard to decision number 97-167 of July 9, 1997 of the Telecommunications Regulatory Authority approving the report relating to the request of Hermes Europe Railtel BV in application of the law number 96-659 of July 26, 1996 and the draft decree and the attached schedule of conditions;

Whereas the requesting party has the technical and financial capacity to meet the obligations required for the activity of operator of alternative infrastructure,


Decides:


ARTICLE 1 - The company Hermes Europe Railtel BV is authorised to establish and operate, in the geographic area described in chapter 1 of the schedule of conditions attached to this decision, a telecommunications network open to the public, with a view to supplying all forms of telecommunications services other than telephone services to the public between fixed points, in accordance with the technical and regulatory conditions set out in the attached schedule of conditions.


ARTICLE 2 - The area covered by this authorisation could be extended on request by the operator, under the conditions set out in chapter 1 of the schedule of operating conditions.


ARTICLE 3 - This authorisation is delivered for a duration of 15 years as from the date of publication of this decree. The conditions for its renewal are defined in article L.33-1 of the Code of Post and Telecommunications.


ARTICLE 4 - This authorisation is individual to its holder and may not be transferred without prior authorisation.

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ARTICLE 5 - The modifications of the share capital of the holder of the authorisation and the company which controls it shall be notified before their implementation to the Telecommunications Regulatory Authority for their prior approval by the telecommunications Minister of substantial modifications.


ARTICLE 6 - The terms and conditions of the authorisation may be modified, if this should be necessary, before January 1, 1998 in order to bring them into conformity with the texts implementing the law on the regulation of telecommunications of July 26, 1996 and the holder may not invoke acquired rights in order to maintain them.


ARTICLE 7 - This authorisation does not give rise to any exclusive rights for its holder.


ARTICLE 8 - The holder of the authorisation is bound to comply with the decisions and the measures taken by the Telecommunications Regulatory Authority in application of articles L.36-6 and L.36-8 of the Code of Post and Telecommunications.


ARTICLE 9 - In case of failure to observe the conditions of the authorisation, the Telecommunications Regulatory Authority may apply the sanctions provided for in the Code of Post and telecommunications. This authorisation may, in particular, be withdrawn by the Telecommunications Regulatory Authority without prior notice, in case of substantial changes in the share capital which have not been given prior approval. No sanctions legally incurred in application of this paragraph shall give rise to a right to indemnity for the operator.


ARTICLE 10 - This decree shall be published in the Official Journal of the French Republic.


Done in Paris, on October 22, 1997





                                   For the Secretary of State and by delegation:
                                   The Director of Post and Telecommunications,
                                                                   P. de Guerre